UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212)921-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

2.04:  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement

As disclosed in our Current Report on Form 8-K filed on November 21, 2023 (the “November 21st 8-K”), Charge Enterprises, Inc. (sometimes referred to herein as ”Company,” ”we,” “us,” “our,” “Charge” or similar terms) was unable to repay certain promissory notes (the “Notes)” issued pursuant to Securities Purchase Agreements by and between the Company and affiliates of Arena Investors, LP (“Arena”), dated November 3, 2020, May 19, 2021, and December 17, 2021 (collectively, the “Purchase Agreements”) on the stated maturity date of November 19, 2023.

On December 1, 2023, the Company received an additional letter of default (the “Supplemental Letter”) from Arena on behalf of the holders of the Notes claiming an event of default in connection with such non-payment under the Securities Purchase Agreements and Notes. The Supplemental Letter also claims additional events of default from alleged breaches of several representations, warranties and covenants relating to the Special Advisor Agreement (the “Special Advisor Agreement”) with Korr Acquisitions Group, Inc. (“KORR”) and the Company’s investments managed by KORR and related matters, as disclosed under Non-Payment of Note Principal in the November 21st 8-K. The Supplemental Letter reiterates Arena’s demands for additional interest, fees and other payments, as described in the November 21st 8-K.

On December 1, 2023, the Company also received a letter (the “Exchange Default Letter”) from Arena claiming events of default under that certain Exchange Agreement, dated June 30, 2022, by and between the Company and certain affiliates of Arena (the “Exchange Agreement”). The Exchange Default Letter claims events of default are occurring based upon breaches of several representations, warranties and covenants under the Exchange Agreement arising from the Special Advisor Agreement and Company’s investments managed by KORR and related matters. The Exchange Default Letter claims all such events of default have been in existence since the date of the Exchange Agreement and asserts that each counterparty to the Exchange Agreement was owed its pro rata share of partial liquidated damages of $25,000 on the date of the Exchange Agreement and an additional $25,000 for every thirty-day period thereafter along with accrued interest of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), as described in Section 6.1 of the Exchange Agreement.

The Company is continuing to explore its options and plans to take appropriate actions to preserve and enforce its rights and to pursue available legal remedies related to these and the previously disclosed developments. As previously disclosed, if the Company does not have sufficient liquidity to pay the principal and interest on the Notes or if a default under the Purchase Agreements, Notes or Exchange Agreement would constitute a default under other of the Company’s debt instruments and agreements that contain cross-default provisions, we may be unable to access these other facilities and it would have a material adverse effect on the Company’s liquidity, financial condition and results of operations, and may render the Company insolvent and unable to sustain its operations and continue as a going concern.

2.05: Costs Associated with Exit or Disposal Activities

On November 30, 2023, the board of directors (the “Board”) of Charge Communications, Inc., PTGi International Carrier Services, Inc. and Go2Tel.com (together, the “Telecommunications Subsidiaries”), which are wholly-owned subsidiaries of the Company comprising the Company’s Telecommunications segment, determined for the Telecommunications Subsidiaries to cease providing all services to customers effective December 1, 2023. As a result, the Telecommunications Subsidiaries are no longer providing voice, data and SMS routing services.

The Company is analyzing potential costs and impairments, if any, associated with the foregoing decision and cannot estimate all of the potential costs at this time. Charge currently expects to incur approximately $0.4 million in one-time termination and severance costs associated with headcount reductions for terminations of contractor and employee positions.  These cash costs will be recorded in the fourth quarter of 2023. In the event the Company determines that it will have additional material costs or cash payments associated with the foregoing, it will file an amendment to this current report on Form 8-K with an estimate of any such additional costs.

The decision to cease providing Telecommunications services, which the Company does not view as part of its core long-term strategy, was made primarily to preserve liquidity in connection with the Company’s ongoing strategic review. As previously announced in our November 21st 8-K, Charge retained Piper Sandler & Co. as its advisor to assist the Company in addressing its debt and liquidity positions and that it intends to consider all strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, reducing or delaying business activities and strategic initiatives, selling assets, pursuing other strategic transactions and/or taking other measures.

5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2023, the Company’s Board of Directors and Compensation Committee determined not to pay cash incentive awards for fiscal year 2023 as it continues its strategic review process. In connection with such considerations and to incentivize and retain key employees, the Company has determined to enter into retention agreements (the “Retention Agreements”) with certain key employees of the Company, including its named executive officers Mr. Craig Denson, interim Chief Executive Officer and Chief Operating Officer, Ms. Leah Schweller, Chief Financial Officer, and Mr. James Biehl, Chief Legal and Compliance Officer (collectively, the “Executives”).

Pursuant to the Retention Agreements with the Executives, each of which is dated December 1, 2023, Mr. Denson, Ms. Schweller and Mr. Biehl will be entitled to a retention bonus of $200,000, $150,000 and $175,000, respectively, 50% payable on December 15, 2023, and 50% payable on February 29, 2024 (each a “Payment Date”), less applicable deductions and withholdings. The Company will pay the respective retention bonus to each Executive only if (a) the Executive is employed by the Company on each Payment Date, or (b) the Executive's employment terminates prior to a Payment Date as a result of the  Company's termination of employment without Cause or termination of employment by the Executive for Good Reason, as such terms that are defined in the employment letter agreements with such Executives and disclosed on our Quarterly Report on Form 10-Q or our Current Report on Form 8-K/A, each filed on November 8, 2023. Should the Executive's employment terminate for any other reason prior to February 29, 2024, the Executive will not be entitled to the retention bonus and shall be obligated to return to the Company any portion of the retention bonus previously paid within three (3) business days following the termination of employment.

The foregoing description of the retention agreements does not purport to be complete and is qualified in its entirety by reference to the retention agreements, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Retention Agreement, dated December 1, 2023, by and between Charge Enterprises, Inc. and Craig Denson.
10.2	Retention Agreement, dated December 1, 2023, by and between Charge Enterprises, Inc. and Leah Schweller.
10.3	Retention Agreement, dated December 1, 2023, by and between Charge Enterprises, Inc. and James Biehl.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: December 6, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller Chief Financial Officer

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